UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2022

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2022, Surgalign Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other items, its preliminary financial results for the quarter and year ended December 30, 2021. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 7.01.	Regulation FD Disclosure.

The Press Release issued by the Company on January 18, 2022 announced, among other items, the receipt of 510(k) clearance (the “HOLO 510(k) Clearance”) from the U.S. Food and Drug Administration for the HOLO Portal surgical guidance system for use within lumbar spine procedures. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 8.01.	Other Events.

On January 12, 2022, the Company entered into that certain Second Amendment to Stock Purchase Agreement (the “Second Amendment”), with Roboticine, Inc, a Delaware corporation (together with its affiliates, the “Seller”), Holo Surgical S.A., a Polish joint-stock company (“Holo S.A.”), Pawel Lewicki, PhD (“Lewicki”), and Krzysztof Siemionow, MD, PhD (“Siemionow”), which amends that certain Stock Purchase Agreement, dated as of September 29, 2020 (as so amended, the “Purchase Agreement”), by and among the Company, the Seller, Holo S.A., Lewicki and Siemionow, as amended by that First Amendment to Stock Purchase Agreement, dated as of October 23, 2020 (the “First Amendment”). Among other items, the Second Amendment extends the time period for achievement of the first milestone. Lewicki is a member of the Board of Directors of the Company and Siemionow is the Chief Medical Officer of the Company.

The description of the Second Amendment set forth under this Item 8.01 does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment, a copy of which is attached to this Current Report as Exhibit 99.2 and is incorporated in this Current Report by reference.

On January 14, 2022, the Company received the HOLO 510(k) Clearance, the receipt of which satisfies the first milestone under the Purchase Agreement. As a result of satisfaction of the first milestone, the Seller will receive $10,000,000 in contingent consideration under the Purchase Agreement. The Purchase Agreement provides that the Company will issue common stock, par value $0.001 of the Company (“Common Stock”) to satisfy any contingent consideration payable to the Seller under the Purchase Agreement, until the total number of shares of Common Stock issued to the Seller pursuant to the Purchase Agreement (including the 6,250,000 shares of Common Stock previously issued on the Closing Date (as defined in the Purchase Agreement)) is equal to 14,900,000 shares of Common Stock. Following the attainment of that limitation, any contingent payments payable under the Purchase Agreement would be payable in cash. The number of shares of Common Stock issued as contingent consideration with respect to the achievement of the first milestone will be calculated based on the volume weighted average price of the Common Stock for the five (5) day trading period commencing on the opening of trading on the third trading day following the achievement of the first milestone. The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2020, and the First Amendment, a copy of which is filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2020, and the terms of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Surgalign Holdings, Inc., issued on January 18, 2022

99.2	Second Amendment to Stock Purchase Agreement, dated as of January 12, 2022, by and among Surgalign Holdings, Inc., Roboticine, Inc, Holo Surgical S.A., Pawel Lewicki and Krzysztof Siemionow.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: January 18, 2022	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Chief Legal Officer and Corporate Secretary